Exhibit 99

MAKEUP.COM LIMITED TO EFFECT A REVERSE SPLIT
OF ITS COMMON STOCK

Newport Beach, California -- (Marketwire) -- July 30, 2008.  Makeup.com Limited (OTCBB:MAKU) announced today that on July 18, 2008 its shareholders approved an amendment to the company's Articles of Incorporation effecting a combination of the company's issued and outstanding common stock using the ratio 1 for 20 (the "Reverse Split"). The effective date of the amendment as well as the record date for the Reverse Split will be August 4, 2008. Upon completion of the Reverse Split, the company will have approximately 9,733,437 shares of common stock outstanding.

About Makeup.com Limited

Makeup.com Limited is an online makeup e-tailer offering both premium Boutique and Classic Brands.  Makeup.com is owned and operated by Makeup Incorporated, a wholly owned subsidiary of Makeup.com Limited (OTCBB:MAKU), a Nevada based company with headquarters in Newport Beach, California.

Contact:
     Contacts:
     Makeup.com Limited
     Robert Rook
     1-866-416-7939
     Website: http://www.makeupinvestor.com